FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT dated as of April 20, 2010, to the Distribution Agreement, dated as of September 12, 2007 (the "Agreement"), is entered into by and among TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, Geneva Advisors All Cap Growth Fund (the "Fund"), QUASAR DISTRIBUTORS, LLC, (the “Distributor”) and GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC, a Delaware limited liability corporation and the investment advisor to the Trust (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and to add a series; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC

By: /s/ Joseph Neuberger	By: /s/ James R. Schoenike

Printed Name: Joseph Neuberger	Printed Name: James R. Schoenike

Title: Chairman	Title: President

GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By: /s/ Thomas W. Ulrich

Name:  Thomas W. Ulrich

Title:  Principal

AMENDED EXHIBIT A to the Trust for Professional Managers Distribution Agreement

Geneva

Fund Names

Name of Series                                                  Date Added

Geneva Advisors All Cap Growth Fund                                                                                                       on or after September 28, 2007
Geneva Advisors Equity Income Fund                                                                                                          on or after April 20, 2010

AMENDED EXHIBIT B to the Trust for Professional Managers Distribution Agreement

QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES – Geneva FEE SCHEDULE at April 30, 2010

Regulatory Distribution Annual Services Per Fund*
1 basis point per year for the first $___ million
.5 basis point per year over $___ million
Minimum annual fee:
▪  $____ /fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review
▪  FINRA Filings - $___ /job for the first 10 pages (minutes if tape or video);
        $__ /page (minute if tape or video) thereafter (includes FINRA filing fee).
▪  Non-FINRA filed materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.
         $__ /job for the first 10 pages (minutes if tape or video); $__ /page (minute if tape or video) thereafter.
▪  FINRA Expedited Filing Service for 3 Day Turnaround− $_____ for the first 10 pages (minutes if audio or video);
        $__ /page (minute if audio or video)        thereafter. (Comments are faxed.  FINRA may not accept expedited request.)
▪  Quasar Expedited Review Service for 24 Hour Turnaround – Does not include FINRA filing fee, if applicable
         - $___ for the first 10 pages (minutes if audio or video); $__ /page (minute if audio or video) thereafter.
Licensing of Investment Advisor’s Staff (if desired)
▪  $____ /year per registered representative
▪  Quasar is limited to these licenses for sponsorship: Series, 6, 7, 24, 26, 27, 63, 66
▪  $____ /FINRA designated branch location
▪  Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees
Fund Fact Sheets
▪  Design - $_____ /fact sheet, includes first production
▪  Production - $____ /fact sheet per production period
▪  All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
▪  Web sites, brochures, and other sales support materials – Project priced via Quasar proposal
Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:
▪  Typesetting, printing and distribution of Prospectuses and shareholder reports
▪  Production, printing, distribution, and placement of advertising, sales literature, and materials
▪  Engagement of designers, free-lance writers, and public relations firms
▪  Long-distance telephone lines, services, and charges
▪  Postage, overnight delivery charges
▪  FINRA registration fees [To include late U5 charge (if applicable)]
        (FINRA advertising filing fees are included in Advertising Compliance Review section above)
▪  Record retention
▪  Travel, lodging, and meals
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the 5 (five) fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich         Date:  April 20, 2010

Printed Name and Title:  Thomas W. Ulrich, Principal

Geneva